UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2019

CHIMERIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2505 Meridian Parkway, Suite 100, Durham, NC 27713

(Address of principal executive offices) (Zip Code)

+1 (919) 806-1074

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

License and Development Agreement with Cantex Pharmaceuticals, Inc.

On July 26, 2019, we entered into a License and Development Agreement with Cantex Pharmaceuticals, Inc. pursuant to which we acquired exclusive worldwide rights to develop and commercialize, for any and all uses, a heparin derivative known as CX-01 (or ODSH), which is currently being studied for the treatment of acute myeloid leukemia and other serious diseases. Under the terms of the license agreement, we will be responsible for, and bear the future costs of, worldwide development and commercialization of CX-01.

In connection with the transaction, Cantex assigned us all of its rights under its CX-01 supply agreements, including its exclusive, long-term, bulk API agreement with Scientific Protein Laboratories LLC.

In consideration for the license rights, on or before August 2, 2019, we will make an upfront cash payment of $30.0 million to Cantex. The license agreement obligates us to pay Cantex regulatory milestone payments of up to $202.5 million upon receipt of product approvals in the United States, the European Union and Japan, and sales milestone payments of up to $385 million upon achievement of specified net sales levels. We also agreed to pay Cantex tiered royalties based on percentages of net sales beginning at 10% and not to exceed the high-teens.

Issuance of Common Stock

As additional consideration for our rights under the license agreement, on July 26, 2019, we issued to Cantex 10,000,000 shares of our common stock.

Investor’s Rights Agreement

On July 26, 2019, we entered into an Investor’s Rights Agreement with Cantex pursuant to which we agreed to file a registration statement with the U.S. Securities and Exchange Commission, upon demand by Cantex, to register the shares of common stock issued to Cantex pursuant to the license agreement. Cantex also agreed not to transfer these shares for one year, subject to limited exceptions, and a one-year standstill agreement.

The foregoing summary of the Investor’s Rights Agreement is qualified in its entirety by the full text of the Investor’s Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Supply Agreement with Scientific Protein Laboratories LLC

On July 26, 2019, we were assigned Cantex’s rights under a Supply Agreement with Scientific Protein Laboratories LLC (“SPL”) pursuant to which SPL will exclusively produce CX-01 for our company through October 2030. We have agreed that SPL will be our exclusive provider of CX-01 during the term of the agreement.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the common stock is hereby incorporated by reference into this Item 3.02.

Our issuance of the shares of common stock is exempt from registration under the Securities Act of 1933, pursuant to Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder. Cantex has represented to us that it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933 and that the shares of common stock are being acquired for investment purposes and not with a view to or for resale in connection with any distribution thereof.

ITEM 7.01	Regulation FD.

On July 31, 2019, we issued a press release and provided informational slides announcing the aforementioned transactions with Cantex.  A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the slides is attached hereto as Exhibit 99.2.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Investor’s Rights Agreement between Chimerix, Inc. and Cantex Pharmaceuticals, Inc., dated July 26, 2019
99.1	Press Release issued on July 31, 2019
99.2	Slides dated July 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERIX, INC.

Date: July 31, 2019	By:	/s/ Michael Alrutz
Michael Alrutz
Senior Vice President, General Counsel & Corporate Secretary